As filed with the Securities and Exchange Commission on August 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ness Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	98-0346908 (I.R.S. Employer Identification No.)
Ness Tower Atidim High-Tech Industrial Park, Building 4 Tel Aviv 61580, Israel	Ness Technologies 3 University Plaza, Suite 600 Hackensack, NJ 07601
(Address of principal executive offices) (zip code)

Amended and Restated 2007 Stock Incentive Plan
(Full Title of Plan)

Issachar Gerlitz
President and Chief Executive Officer
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv  61580, Israel
(Name and Address of Agent for Service)

972 (3) 766-6800
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Steve Wolosky, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	2,000,000 shares	$4.38 (2)	$8,760,000	$624.59

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the Amended and Restated 2007 Stock Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act on the basis of the average of the high and low prices reported for the shares of common stock of the Registrant on the Nasdaq Global Select Market on August 11, 2010.

As permitted by Rule 429 promulgated under the Securities Act, the prospectus filed together with this registration statement is a combined resale prospectus that shall be deemed a post-effective amendment to the Registrant’s Registration Statements on Form S-8 numbered 333-156801, 333-145407 and 333-121804.

EXPLANATORY NOTE

Ness Technologies, Inc. (“we”, “us” or “our”) has prepared this registration statement in accordance with the requirements of Form S-8 and Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), issuable under our Amended and Restated 2007 Stock Incentive Plan (the “Plan”).  We previously filed (i) a Registration Statement on Form S-8 in January 2005 (Registration No. 333-121804) relating to 9,326,895 shares of Common Stock, issued or issuable under our 2003 Stock Option Plan, 2003 Israeli Share Option Plan, 2001 Stock Option Plan, 1999 Israel Share Option Plan and Apar Holding Corp. Employee Equity Plan, (ii) a Registration Statement on Form S-8 in August 2007 (Registration No. 333-145407) relating to 3,000,000 shares of our Common Stock, issued or issuable under the Plan, and (iii) a Registration Statement on Form S-8 in January 2009 (Registration No. 333-156801) relating to 2,000,000 shares of our Common Stock, issued or issuable under the Plan.  On June 7, 2010, our stockholders approved an amendment to the Plan that increased the number of shares of Common Stock authorized under the Plan from 5,000,000 to 7,000,000.

This registration statement includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be used by selling stockholders, who may be deemed to be “affiliates” (as such term is defined in Rule 405 under the Securities Act) of us, for reoffers and resales of shares of Common Stock acquired pursuant to the stock option or stock incentive plans referenced above.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act.  Pursuant to the instructions to Form S-8, we are not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PROSPECTUS

3,286,931 SHARES OF COMMON STOCK

NESS TECHNOLOGIES, INC.

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of Common Stock that may be issued by us to the selling stockholders, comprising shares of restricted stock and shares of Common Stock issuable upon the exercise of stock options or the vesting of restricted stock units granted under our stock option or incentive plans.  If and when further shares of Common Stock, restricted stock, stock options, restricted stock units, or other securities, are granted under our stock option or incentive plans, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the selling stockholders, and we will not receive any of the proceeds from the resale of shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Select Market (or on any other stock exchange on which the shares of Common Stock may be listed at the time of sale), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “NSTC.”  The last reported sale price for our Common Stock on August 16, 2010 was $4.54 per share.

Our principal executive office in the United States is located at 3 University Plaza, Suite 600, Hackensack, New Jersey 07601.  Our telephone number there is (201) 488-7222.  Our principal executive office in Israel is located at Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel.  Our telephone number there is +972 (3) 766-6800.

Investing in our Common Stock involves risks.  You should carefully consider the risks described in the “Risk Factors” section beginning on page 1 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 17, 2010.

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

You should carefully consider the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2010 (the “2009 Annual Report”), incorporated herein by reference, as amended from time to time by our subsequent filings on Form 10-K or Form 10-Q, which shall be automatically incorporated by reference as stated in the section entitled “Incorporation by Reference” below.

THE COMPANY

Our business description set forth in Item 1 of the 2009 Annual Report is incorporated herein by reference, as amended from time to time by our subsequent filings on Form 10-K or Form 10-Q, which shall be automatically incorporated by reference as stated in the section entitled “Incorporation by Reference” below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The statements contained in this prospectus and documents incorporated by reference into this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements.  These statements are based on the beliefs and assumptions of our management based on information currently available to management.  Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” included in the 2009 Annual Report.  Furthermore, such forward-looking statements speak only as of the date of this report.  Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

You are also urged to carefully review and consider the various disclosures made by us in this document, as well as in our prior periodic reports on Forms 10-K, 10-Q and 8-K, filed with the SEC and listed under the caption “Incorporation by Reference” on page 5 of this prospectus.  For instructions on how to obtain our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, if any, see “Where You Can Find More Information” on page 6 of this prospectus.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus.  See “Selling Stockholders.”  All net proceeds from the sale of the shares of Common Stock will go to the stockholders that offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of shares of Common Stock issued or that may be issued to the selling stockholders under the Plan.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of August 13, 2010, (ii) the number of shares of Common Stock to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders are also sold.

Unless otherwise indicated, the address for each of the selling stockholders named below is c/o Ness Technologies, Inc., Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel .

	Shares of Common Stock Beneficially Owned		Shares of Common Stock to be Offered for Resale	Shares of Common Stock to be Beneficially Owned/Percentage After Completion of Offering
Issachar S. Gerlitz (1)	550,000	(15)	1,140,000	0/0
Ofer Segev (2)	165,000	(16)	460,000	15,000/*
Effi Kotek (3)	73,333	(15)	260,000	0/0
Holly Ripley-Boyd (4)	33,333	(15)	165,000	0/0
Milan Sameš (5)	0		100,000	0/0
Lawrence Scott (6)	66,667	(15)	260,000	0/0
Michael Zinderman (7)	150,571	(15)	310,571	0/0
Atzmon Lifshitz (8)	33,333	(15)	165,000	0/0
Aharon Fogel (9)	141,930	(15)	181,930	0/0
Satyam C. Cherukuri (10)	36,667	(15)	60,886	0/0
P. Howard Edelstein (11)	16,667	(15)	45,886	0/0
Gabriel Eichler (12)	11,667	(15)	45,886	0/0
Dan S. Suesskind (13)	36,667	(15)	60,886	0/0
Morris Wolfson (14)	819,833	(17)	30,886	813,166/2.1%

_________
* Less than 1%

(1)	Mr. Gerlitz has served as our president and chief executive officer since March 2007, and as a member of our board of directors since February 2007.

(2)	Mr. Segev has served as our executive vice president and chief financial officer since April 2007.

(3)
Mr. Kotek has served as president of Ness Israel since September 2008. From January 2008 to August 2008, Mr. Kotek served as deputy president of Ness Israel.  From November 2005 to December 2007, he served as senior vice president and managing director of Ness Israel’s Outsourcing Group.

(4)
Ms. Ripley-Boyd has served as president of Ness Software Product Labs since February 2008 and as our chief marketing officer and executive vice president since December 2007.  From July 2008 through January 2009, she served as acting president, Ness North America.

(5)	Milan Sameš has served as president of Ness Europe since June 2010.

(6)	Mr. Scott has served as president of Ness Global Industries since September 2008.

(7)	Mr. Zinderman has served as president of Ness Telecom & Systems Group since April 2002.

(8)	Mr. Lifshitz has served as our executive vice president of Human Resources since May 2008.

(9)	Mr. Fogel has served as the chairman of our board of directors since 1999.

(10)	Dr. Cherukuri has served as a member of our board of directors since October 2004.

(11)	Mr. Edelstein has served as a member of our board of directors since June 2008.

(12)	Mr. Eichler has served as a member of our board of directors since December 2008.

(13)	Mr. Suesskind has served as a member of our board of directors since October 2004.

(14)	Mr. Wolfson has served as a member of our board of directors since 1999.

(15)	Consists of shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of August 13, 2010.

(16)	Includes 150,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of August 13, 2010.

(17)
Consists of 6,667 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of August 13, 2010 and 813,166 shares of common stock held by Morris Wolfson Family LP, a family limited partnership of which Arielle Wolfson, Mr. Wolfson’s wife, is the general partner. Mr. Wolfson disclaims beneficial ownership of the 813,166 shares except to the extent of his equity interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus for the selling stockholders listed in the table set forth under the caption “Selling Stockholders.”  We will bear all expenses in connection with the preparation of this prospectus.  The selling stockholders will bear all expenses associated with the sale of the shares of Common Stock.  We will not receive any of the proceeds from the offering or sale of the selling stockholders’ shares of Common Stock.

The selling stockholders may offer their shares of our Common Stock directly or through pledgees, donees, transferees or other successors-in-interest in one or more of the following transactions:

•	On any stock exchange on which the shares of Common Stock may be listed at the time of sale;

•	In negotiated transactions;

•	In the over-the-counter market; and

•	In a combination of any of the above transactions.

The selling stockholders may offer their shares of Common Stock at any of the following prices:

•	Fixed prices that may be changed;

•	Market prices prevailing at the time of sale;

•	Prices related to such prevailing market prices; and

•	At negotiated prices.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We have advised the selling stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “NSTC.”

The selling stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring shares of Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the Nasdaq Global Select Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of Common Stock under the laws of any country other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, NY.

EXPERTS

The consolidated financial statements of the Company appearing in the 2009 Annual Report, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, have been audited by Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference.  Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

INCORPORATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010, referred to herein as the 2009 Annual Report;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 6, 2010;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on August 5, 2010;

4.	Our Current Reports on Form 8-K filed with the SEC on March 16, 2010 and June 7, 2010; and

5.
The description of our Common Stock contained in our Registration Statement on Form 8-A, as amended (Registration No. 000-50954), including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park
Building 4
Tel Aviv 61580, Israel
Attention: Corporate Secretary
Telephone: +972 (3) 766-6800

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8, including exhibits and schedules, under the Securities Act, with respect to the shares of our Common Stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement.  For additional information with respect to us and the shares that may be sold pursuant to the prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are also subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also find documents we filed on our website at http://www.ness.com.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010, referred to herein as the 2009 Annual Report;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 6, 2010;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on August 5, 2010;

4.	Our Current Reports on Form 8-K filed with the SEC on March 16, 2010 and June 7, 2010; and

5.
The description of our Common Stock contained in our Registration Statement on Form 8-A, as amended (Registration No. 000-50954), including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

 Our Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same may be amended and supplemented, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Company.  In addition, our Certificate of Incorporation limits or eliminates, to the extent permitted by the DGCL, personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty.

Section 5.1 of our Amended and Restated By-laws further provides as follows:

(a)           Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

Our authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as follows:

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Additionally, we have entered into indemnification agreements with each of its directors and certain executive officers, whereby it has agreed to indemnify, to the fullest extent permitted by applicable law, each such director and officer from and against any and all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement or incurred by such director or officer for or as a result of action taken or not taken while such director or officer was acting in his capacity as the director or executive officer of us or our affiliates.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1	Amended and Restated 2007 Stock Incentive Plan.
*4.2	Form of Stock Option Agreement for Israeli recipients.
*4.3	Form of Stock Option Agreement for non-Israeli recipients.
**4.4	Form of Restricted Stock Units and Stock Option Agreement for Israeli recipients.
**4.5	Form of Restricted Stock Units and Stock Option Agreement for non-Israeli recipients.

**4.6	Form of Restricted Stock Units Notice and Agreement for Israeli recipients.
**4.7	Form of Restricted Stock Units Notice and Agreement for non-Israeli recipients.
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).
____________

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on August 13, 2007.

**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on January 20, 2009.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on the 16th day of August, 2010.

NESS TECHNOLOGIES, INC.

By:	/s/ Issachar Gerlitz
Name:	Issachar Gerlitz
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Issachar Gerlitz and Ofer Segev his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aharon Fogel	Chairman of the Board	August 16, 2010
Aharon Fogel

/s/ Issachar Gerlitz	Director, President and Chief Executive Officer (Principal Executive Officer)	August 16, 2010
Issachar Gerlitz

/s/ Ofer Segev	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2010
Ofer Segev

/s/ Ajit Bhushan	Director	August 16, 2010
Ajit Bhushan

/s/ Dr. Satyam C. Cherukuri	Director	August 16, 2010
Dr. Satyam C. Cherukuri

/s/ P. Howard Edelstein	Director	August 16, 2010
P. Howard Edelstein

/s/ Gabriel Eichler	Director	August 16, 2010
Gabriel Eichler

/s/ Dan S. Suesskind	Director	August 16, 2010
Dan S. Suesskind

/s/ Morris Wolfson	Director	August 16, 2010
Morris Wolfson

EXHIBIT INDEX

4.1	Amended and Restated 2007 Stock Incentive Plan.
*4.2	Form of Stock Option Agreement for Israeli recipients.
*4.3	Form of Stock Option Agreement for non-Israeli recipients.
**4.4	Form of Restricted Stock Units and Stock Option Agreement for Israeli recipients.
**4.5	Form of Restricted Stock Units and Stock Option Agreement for non-Israeli recipients.
**4.6	Form of Restricted Stock Units Notice and Agreement for Israeli recipients.
**4.7	Form of Restricted Stock Units Notice and Agreement for non-Israeli recipients.
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).
____________

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on August 13, 2007.

**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on January 20, 2009.